Exhibit 10.18

AMENDMENT NO. 2 TO THE PIERREFOODS HOLDING CORPORATION

2009 OMNIBUS EQUITY INCENTIVE PLAN

This amendment (the “Amendment”) to the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (the “Plan”), is made and entered into effective as of [               ], 2016. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Board of Directors of AdvancePierre Foods Holdings, Inc. (the “Company”) desires to amend the Plan in accordance with the authority granted by the Plan’s terms;

NOW, THEREFORE, the Plan shall be amended as follows:

1.              Section 4(a) of the Plan, as amended, shall be deleted and replaced with the following sentence:

Subject to Section 5 hereof, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan (the “Share Limit”) shall be 16,562,730, and the maximum number of Shares which may be issued pursuant to Options which are intended to be incentive stock options under Section 422 of the Code shall be 16,562,730, in each case subject to adjustment as provided herein; provided, however, that notwithstanding any provision in the Plan to the contrary, and subject to Sections 5 and 15, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company (measured from the date of any grant) shall be 8,281,365 Shares; provided, further, that the foregoing limitation shall not apply prior to the first date upon which Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system (the “Public Trading Date”) and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with this Section 4(a)); (ii) the issuance of all of the Shares reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

2.              Section 4(c) is hereby added to the Plan, to read in its entirety as follows:

Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director of the Company or any Affiliate during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $700,000.

3.              Except as specifically amended by this Amendment, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written.

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:
Name:
Title: